EXHIBIT 32.3
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned,
Susan E. Buchanan, the principal accounting officer of ExxonMobil Holdings Corporation, hereby certifies that, to her knowledge:
(i)the Quarterly Report on Form 10-Q of Exxon Mobil Corporation for the quarter ended June 30, 2026, as filed with the
Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 3, 2026

/s/ SUSAN E. BUCHANAN
Susan E. Buchanan
Vice President and Chief Accounting Officer (Principal Accounting Officer)
ExxonMobil Holdings Corporation
A signed original of this written statement required by Section 906 has been provided to ExxonMobil Holdings Corporation and will be retained by ExxonMobil Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.